EXHIBIT 99.1

News about Refac
Contact:	Raymond A. Cardonne 201-585-0600
Fax:	201-585-2020
E-mail:	cardonne@refac.com
Web site:	www.refac.com

REFAC REPORTS THIRD QUARTER RESULTS

EXTENSION OF TERM OF EMPLOYMENT AGREEMENTS WITH CEO AND CFO

Fort Lee, New Jersey, November 11, 2003—Refac (AMEX: REF) today reported that it had a net loss for the third quarter of 2003 of $92,000 or a loss of $0.01 per share, on a diluted basis, consisting of a net loss from continuing operations of $96,000 on revenues of $448,000 and income, net of tax, from discontinued operations of $4,000. During the comparable period in 2002, the Company had a consolidated net income of $1,572,000 or $0.41 per share, on a diluted basis, consisting of net income from continuing operations of $2,420,000, or $0.63 per share, on revenues of $4,840,000 and a loss, net of tax, from discontinued operations of $848,000, or a loss of $0.22 per share.

Revenues and expenses from continuing operations for the three months ended September 30, 2003 were $448,000 and $624,000, respectively, as compared to $4,840,000 and $902,000, respectively, for the same period in 2002. The decrease in revenues is primarily due to the sale of the Heli-Coil, Dodge and Gough licensing properties for $4,374,000 during the quarter ended September 30, 2002, and a decline of interest and dividend income of $27,000. Offsetting this decline was an increase in licensing revenues of $9,000.

General and administrative expenses decreased by $235,000 in the three month period ended September 30, 2003 as compared to the previous year. The decrease is primarily due to the lack of liquidation and merger expenses in the quarter, as opposed to the quarter ending September 30, 2002 when such costs aggregated $584,000. This decrease was partially offset by the amortization of management incentive compensation ($310,544).

For the nine months ended September 30, 2003, the Company reported a net loss of $1,422,000 or a loss of $0.27 per share, on a diluted basis, which consists of a net loss from continuing operations of $1,454,000 and income, net of tax, from discontinued operations of $32,000. During the same period in 2002, the Company had a consolidated net loss of $3,166,000 or a loss of $0.83 per share, on a diluted basis, which consisted of net income from continuing operations of $2,902,000, or $0.76 per share, on revenues of $6,182,000, a loss, net of tax, from discontinued operations of $3,985,000, or a loss of $1.04 per share, and a loss, net of tax, from a cumulative effect of change in accounting principle of $2,083,000 or a loss of $0.55 per share.

Revenues and expenses from continuing operations for the nine months ended September 30, 2003 were $1,561,000 and $3,673,000, respectively, as compared to $6,182,000 and $1,514,000, respectively, for the same period in 2002. The decrease in revenues is due to the Company’s sale of its Heli-Coil, Dodge and Gough licensing properties during the quarter ended September 30, 2002 for $4,374,000. Thus, these properties, which accounted for $417,000 of licensing revenues in the nine months ended September 30, 2002, did not contribute any licensing revenues during the same period in 2003. Offsetting this decline was a net increase of $170,000 in other licensing revenues, which was principally attributable to an increase of $260,000 in royalties from OXO International offset by a decline in revenues of $65,000 from Patlex.

General and administrative expenses increased by $2,361,000 in the nine month period ended September 30, 2003 as compared to the previous year. The increase is primarily due to the amortization of management incentive compensation ($1,505,000) and the accelerated depreciation of leasehold improvements ($274,000). The increase in general and administrative expenses was partially offset by a decrease in costs associated with the merger with a wholly-owned subsidiary of Palisade of $201,000. Additionally, a portion of the Company’s remaining general and administrative expenses was allocated to discontinued operations in 2002.

Discontinued Operations—Discontinued operations include the Company’s product development and graphic design consulting businesses and its consumer electronics business, each of which was sold during the third quarter of 2002.

The Company also announced a one year extension in the term of its employment agreements with Robert L. Tuchman, its President and Chief Executive Officer, and Raymond A. Cardonne, its Vice President and Chief Financial Officer. Such agreements, which now extend until March 31, 2005 instead of March 31, 2004, do not change the base compensation and fringe benefits nor do they affect the incentive compensation provided for in their prior agreements. However, in Mr. Tuchman’s case, retention bonuses aggregating $500,000 which were scheduled to be paid prior to March 31, 2004 under the prior agreement will now be payable in fifteen (15) equal consecutive monthly installments of $33,333.33 with the first installment becoming due on January 1, 2004.

On the same date, the Company also granted incentive stock options to the President and Chief Executive Officer and the Vice President and Chief Financial Officer to purchase 25,000 and 15,000 shares of Refac common stock, respectively, at an exercise price per share of $5.02. In each case, the option term is five years with one-third ( 1/3) of the shares being immediately exercisable; one third ( 1/3) becoming exercisable on the first anniversary of the date of grant and the remaining one-third ( 1/3) becoming exercisable on the second anniversary of the date of grant.

REFAC

CONSOLIDATED OPERATING RESULTS*

(UNAUDITED)

	Three Months Ended September 30,
	2003	2002
Total revenues	$448,000	$4,840,000
Net income (loss) from continuing operations	$(96,000)	$2,420,000
Income (loss) from discontinued operations, net of taxes	$4,000	$(848,000)
Net income (loss)	$(92,000)	$1,572,000
Diluted income (loss) per share from continuing operations	$(0.01)	$0.63
Income (loss) per diluted share from discontinued operations	—	(0.22)
Net income (loss) per diluted share	$(0.01)	$0.41
Number of diluted weighted average shares outstanding	6,983,393	3,827,849

*	THE COMPANY DID NOT HAVE ANY SUBSIDIARIES DURING THE FIRST NINE MONTHS OF 2003.

	Nine Months Ended September 30,
	2003	2002
Total revenues	$1,561,000	$6,182,000
Net income (loss) from continuing operations	$(1,454,000)	$2,902,000
Income (loss) from discontinued operations, net of taxes	$32,000	$(3,985,000)
Loss from cumulative effect of change in accounting principle	—	$(2,083,000)
Net loss	$(1,422,000)	$(3,166,000)
Diluted income (loss) per share from continuing operations	$(0.28)	$0.76
Income (loss) per diluted share from discontinued operations	$0.01	$(1.04)
Loss per diluted share from cumulative effect of change in accounting principle	—	$(0.55)
Net loss per diluted share	$(0.27)	$(0.83)
Number of diluted weighted average shares outstanding	5,290,402	3,813,057

* * * * *

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This News Release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact, including statements regarding the Company’s acquisition plans. When used in this document, the words “expects,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements that may be expressed or implied by such forward-looking statements.

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